EXHIBIT 10.12






Standard Form of Contract Between Owner and Contractor dated August 17, 2000

         T H E  A M E R I C A N  I N S T I T U T E  0 F  A R C H I T E C T S

                               AIA DOCUMENT A101i

                       STANDARD FORM OF AGREEMENT BETWEEN
                              OWNER AND CONTRACTOR
                         WHERE THE BASIS OF PAYMENT IS A
                                 STIPULATED SUM
                                  1987 EDITION

                 THIS DOCUMENT HAS IMPORTANT LEGAL CONSEQUENCES;
           CONSULTATION WITH AN ATTORNEY IS ENCOURAGED WITH RESPECT TO
                        ITS COMPLETION OR MODIFICATION.
    THE 198- EDITION OF AIA DOCUMENT A201. GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION, IS ADOPTED IN THIS DOCUMENT BY REFERENCE. DO NOT USE WITH
           OTHER GENERAL CONDITIONS UNLESS THIS DOCUMENT IS MODIFIED.
          This document has been approved and endorsed by The Associated General Contractors of America.


AGREEMENT made as of the 17th day of August in the year of Two Thousand (2000).

           BETWEEN the Owner:                People's Community Bank
           (NAME AND ADDRESS)                P 0 Box 313
                                             Aiken, SC 29802

           and the Contractor:               R. 0. Brown Contractors
           (NAME AND ADDRESS)                P 0 Box 6535
                                             N. Augusta, SC 29841

           The Project is:                   People's Community Bank

           (NAME AND LOCATION)               A New Downtown Facility

           The Architect is:                 Virgo Gambill Architects
           (NAME AND ADDRESS)                2531 Center West Parkway, STE 200
                                             Augusta, GA 30909

             The Owner and Contractor agree as set forth below.

Copyright 1915, 1918. 1925, 1937, 1951, 1958. 1961, 1963, 1967,1974, 1977, @
1987 by The American Institute of Architects, 1735 New York Avenue, N.W., Washington, D.C. 20006. Reproduction of the material herein or substantial quotation of its provisions without written permission of the AIA violates the copyright laws of the United States and will be subject to legal prosecution.

AIA DOCUMENT A101 - OWNER-CONTRACTOR AGREEMENT - TWELFTH EDITION - AIA(C) 1987 THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006

                                                                     A101-1987 1

                                    ARTICLE 1
                             THE CONTRACT DOCUMENTS

The Contract Documents consist of this Agreement, Conditions of the Contract (General, Supplementary and other Conditions), Drawings, Specifications, addenda issued prior to execution of this Agreement, ocher documents listed in this Agreement and ,Modifications issued after execution of this Agreement; these form the Contract, and are as fully a part of the Contract as if attached to this Agreement or repeated herein. The Contract represents the entire and integrated agreement between the parties hereto and supersedes prior negotiations, representations or agreements, either written or oral. An enumeration of the Contract Documents, other than Modifications, appears in
Article 9.

                                    ARTICLE 2
                            THE WORK OF THIS CONTRACT

The Contractor shall execute the entire Work described in the Contract Documents, except to the extent specifically indicated in the Contract Documents to be the responsibility of others, or as follows:

                               See Attachment "A"

                                    ARTICLE 3
                 DATE OF COMMENCEMENT AND SUBSTANTIAL COMPLETION

3.1 The date of commencement is the date from which the Contract Time of Paragraph 3.2 is measured, and shall be the date of this Agreement, as first written above, unless a different date is stated below or provision is made for the date to be fixed in a notice to proceed issued by the Owner.

(INSERT THE DATE OF COMMENCEMENT, IF IT DIFFERS FROM THE DATE OF THIS AGREEMENT OR. IF APPLICABLE, STATE THAT THE DATE WILL BE FIXED IN A NOTICE TO PROCEED.) The date of commencement shall be ESTABLISHED IN THE NOTICE TO PROCEED.

Unless the date of commencement is established by a notice to proceed issued by the Owner, the Contractor shall notify the Owner in writing not less than five days before commencing the Work to permit the timely filing of mortgages, mechanic's liens and other security interests.

3.2 The Contractor shall achieve Substantial Completion of the entire Work not later than (INSERT THE CALENDAR DATE OR NUMBER OF CALENDAR DAYS AFTER THE DATE OF COMMENCEMENT. ALSO INSERT ANY REQUIREMENTS FOR EARLIER SUBSTANTIAL COMPLETION OF CERTAIN PORTIONS OF THE WORK, if NOT STATED ELSEWHERE IN THE CONTRACT DOCUMENTS.)

   (180) One Hundred Eighty consecutive calendar days from the Notice To Proceed. Subject to adjustments of this Contract Time as provided in the Contract Documents.
(INSERT PROVISIONS, IF ANY, FOR LIQUIDATED DAMAGES RELATING TO FAILURE TO COMPLETE ON TIME.)

        NONE

AIA DOCIJMENT A101 - OWNER-CONTRACTOR AGREEMENT - TWELFTH EDITION - AIA(C)1987 THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006





                                                                     A101-1987 2

                                    ARTICLE 4

                                  CONTRACT SUM

4.1 The Owner shall pay the Contractor in current funds for the Contractor's performance of the Contract the Contract Sum of One Million, Eighty-Five, Four Hundred Thirty-Five Dollars and XX/100 Dollars ($1,085,435.00),subject to additions and deductions as provided in the Contract Documents.

4.2 The Contract Sum is based upon the following alternates. if any, which are described in the Contract Documents and are hereby accepted by the Owner:

(STATE THE NUMBERS OR OTHER IDENTIFICATION of ACCEPTED ALTERNATES. IF DECISIONS ON OTHER ALTERNATES ARE TO BE MADE BY THE OWNER SUBSEQUENT TO THE EXECUTION OF THIS AGREEMENT, ATTACH A SCHEDULE OF SUCH OTHER ALTERNATIVES SHOWING THE AMOUNT FOR EACH AND THE DATE UNTIL WHICH THE AMOUNT IS VALID.)

       NONE

 4.3 Unit prices, if any, are as follows: N/A

AIA DOCUMENT A101 - OWNER-CONTRACTOR AGREEMENT - TWELFTH EDITION - AIA(C) 1987 THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006




                                                                     A101-1987 3

                                    ARTICLE 5
                                PROGRESS PAYMENTS

5.1 Based upon Applications for Payment submitted to the Architect by the Contractor and Certificates for Payment issued by the Architect, the Owner shall make progress payments on account of the Contract Sum of the Contractor as provided below and elsewhere in the Contract Documents.

5.2 The period covered by each Application for Payment shall be one calendar month ending on the last day of the month, or as follows:

             As Above

5.3 Provided an Application for Payment is received by the Architect not later than the 25th (Twenty-Fifth) day of a month, the Owner shall make payment to the Contractor not later than the 10th (tenth) day of the following month. If an Application for Payment is received by the

Architect after the application date fixed above, payment shall be made by the Owner not later than days after the Architect receives the Application for Payment.

5.4 Each Application for Payment shall be based upon the schedule of values submitted by the Contractor in accordance with the Contract Documents. The schedule of values shall allocate the entire Contract Sum among the various portions of the Work and be prepared in such form and supported by such data to substantiate its accuracy as the, Architect may require. This schedule, unless objected co by the Architect. shall be used as a basis for reviewing the Contractor's Applications for Payment.

5.5 Applications for Payment shall indicate the percentage of completion of each portion of the Work as of the end of the period covered by the Application for Payment.

5.6 Subject to the provisions of the Contract Documents, the amount of each progress payment shall be computed as follows:

5.6.1. Take that portion of the Contract Sum properly allocable to completed Work as determined by multiplying the percentage completion of each portion of the Work by the share of the total Contract Sum allocated to that portion of the Work in the schedule of values, less retainage of Ten percent (10 %). Pending final determination of cost to the Owner of changes in the Work, amounts not in the dispute maybe included as provided in Subparagraph 7.3.7 of the General Conditions even though the Contract Sum has not yet been adjusted by Change Order;

5.6.2 Acid that portion of the Contract Sum property allocable to materials and equipment delivered and suitably stored at the site for subsequent incorporation in the completed construction (or, if approved in advance by the Owner, suitably stored off the site at a location agreed upon in writing), less retainage of Ten percent (10%);

5.6.3 Subtract the aggregate of previous payments made by the Owner; and

5.6.4 Subtract amounts, if any, for which the Architect has withheld or nullified a Certificate for Payment as provided in Paragraph 9.5 of the General Conditions.

5.7 The Progress payment amount determined in accordance with Paragraph 5.6 shall be further modified under the following circumstances:

5.7.1 Add, upon Substantial Completion of the Work, a sum sufficient to increase the total payments to NINETY-FIVE percent (95%) of the Contract Sum, less such amounts as the Architect shall determine for incomplete Work and unsettled claims; and

5.7.2 Add, if final completion of the Work is thereafter materially delayed through no fault of the Contractor, any additional amounts payable in accordance with Subparagraph 9.10.3 of the General Conditions.

5.8 Reduction or limitation of retainage, if any, shall be as follows:

(IF IT IS INTENDED, PRIOR TO SUBSTANTIAL COMPLETION OF THE ENTIRE WORK, TO REDUCE OR LIMIT THE RETAINAGE RESULTING FROM THE PERCENTAGES INSERTED IN SUBPARAGRAPHS 5.6.1 AND 5.6.2 ABOVE, AND THIS IS NOT EXPLAINED ELSEWHERE IN THE CONTRACT DOCUMENTS, INSERT HERE PROVISIONS FOR SUCH REDUCTION OR LIMITATION.)

         (NONE)

AIA DOCUMENT A101 - OWNER-CONTRACTOR AGREEMENT - TWELFTH EDITION - AIA(C) 1987 THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006


                                                                     A101-1987 4

                                    ARTICLE 6
                                  FINAL PAYMENT

Final payment, constituting the entire unpaid balance of the Contract Sum, shall be made by the Owner to the Contractor when (1) the Contract has been fully performed by the Contractor except for the Contractor's responsibility to correct nonconforming Work as provided in Subparagraph 12.2.2 of the General Conditions and to satisfy other requirements, if any, which necessarily survive Final payment; and (2) a final Certificate for Payment has been issued by the Architect; such final payment shall be made by the Owner not more than 30 days after the issuance of the Architect's final Certificate for Payment, or as follows:

             As Above

                                    ARTICLE 7
                            MISCELLANEOUS PROVISIONS

7.1 Where reference is made in this Agreement to a provision of the General Conditions or another Contract Document, the reference refers to chat provision as amended or supplemented by ocher provisions of the Contract Documents.

7.2 Payments due and unpaid under the Contract shall bear interest from the date payment is due at the race stated below, or in the absence thereof, at the legal race prevailing from time to time at the place where the Project is located.

(INSERT RATE OF INTEREST AGREED UPON, IF ANY.)

(Usury laws and requirements under the Federal Truth in Lending Act, similar state and local consumer credit laws and other regulations at the Owner's and Contractor's principal places of business, the location of the Project and elsewhere may affect the validity of this provision. Legal advice should be obtained with respect to deletions or modifications, and also regarding requirements such as written disclosures or waivers.)

7.3 Other provisions:

               N/A

                                    ARTICLE 8
                            TERMINATION OR SUSPENSION

8.1 The Contract may be terminated by the Owner or the Contractor as provided in
Article 14 of the General Conditions.

8.2 The Work may be suspended by the Owner as provided in Article 14 of the General Conditions.

AIA DOCUMENT A101 - OWNER-CONTRACTOR AGREEMENT - TWELFTH EDITION - AIA(C) 1987 THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006


                                                                     A101-1987.5

                                    ARTICLE 9
                        ENUMERATION OF CONTRACT DOCUMENTS

9.1 The Contract Documents, except for Modifications issued after execution of this Agreement, are enumerated as follows:

9.1.1 The Agreement is this executed Standard Form of Agreement Between Owner and Contractor, ALA Document A 10 1, 1987 Edition.

9.1.2 The General Conditions are the General Conditions of the Contract for Construction, AIA Document A201, 1987 Edition.

9.1.3 The Supplementary and other Conditions of the Contract are those contained in the Project Manual dated May 12, 2000 and are as follows:

DOCUMENT                     TITLE                                      Pages

      See Attached TC-1 thru TC-4 Plus Addendums

9.1.4 The Specifications are those contained in the Project Manual dated as in Subparagraph 9.1.3, and are as follows: (EITHER LIST THE SPECIFICATIONS HERE OR REFER TO AN EXHIBIT ATTACHED TO THIS AGREEMENT.) Section Title Pages

       See attached TC-1 thru TC-4 Plus Addendums

AIA DOCUMENT A101 - OWNER-CONTRACTOR AGREEMENT - TWELFTH EDITION - AIA(C) 1987 THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006



                                                                     A101-1987 6

9.1.5 The Drawings are as follows, and are dated May 12, 2000 unless a different date is shown below:
     (EITHER LIST THE DRAWINGS HERE OR REFER TO ARE EXHIBIT ATTACHED TO THIS AGREEMENT)

Number                                      Title                          Date
--------- --------------------------------- ------ -----------------------------
C-1       Demolition Plan                   S-1    General Notes
--------- --------------------------------- ------ -----------------------------
C-2       Site Plan                         S-2    Foundation Plan
--------- --------------------------------- ------ -----------------------------
C-3       Staking Plan                      S-3    Second Floor Framing Plan
--------- --------------------------------- ------ -----------------------------
C-4       Details                           S-4    Roof Framing Plan
--------- --------------------------------- ------ -----------------------------
                                            S-5    Foundation Details
--------- --------------------------------- ------ -----------------------------
                                            S-6    Masonry & Elevator Details
--------- --------------------------------- ------ -----------------------------
A-1       First Floor Plan                  S-7    Steel Details
--------- --------------------------------- ------ -----------------------------
A-2       Second Floor Plan                 S-8    Steel Details
--------- --------------------------------- ------ -----------------------------
A-3       Elevators
--------- --------------------------------- ------ -----------------------------
A-4       Cross Sections                    P-1    First Floor Below Slab
                                                   Plumbing Plan
--------- --------------------------------- ------ -----------------------------
A-5       Cross Sections                    P-2    First Floor Plumbing Plan
--------- --------------------------------- ------ -----------------------------
A-6       Wall Sections                     P-3    Second Floor Plumbing Plan
--------- --------------------------------- ------ -----------------------------
A-7       Wall Sections                     P-4    Plumbing Fixture Schedule &
                                                   Details
--------- --------------------------------- ------ -----------------------------
A-8       Roof Plan
--------- --------------------------------- ------ -----------------------------
A-10      Wall Details                      M-1    HVAC Plan 1st Floor
--------- --------------------------------- ------ -----------------------------
A-11      Door Head & Jam Details           M-2    HVAC Plan 2nd Floor
--------- --------------------------------- ------ -----------------------------
A-12      Window Head, Jamb, & Size         M-3    HVAC Details & Notes
          Details
--------- --------------------------------- ------ -----------------------------
A-13      Enlarged Toilet & Vault Plans     M-4    HVAC Schedules
--------- --------------------------------- ------ -----------------------------
A-14      Enlarges Stair Plans & Sections
--------- --------------------------------- ------ -----------------------------
A-15      Elevator Plans, Section &         E-1    Site Plan, Legend Fixture
          Details                                  Schedule
--------- --------------------------------- ------ -----------------------------
A-16      Millwork Details                  E-2    Lighting Plan 1st Floor
--------- --------------------------------- ------ -----------------------------
A-17      Not Used                          E-3    Lighting Plan 2nd Floor
--------- --------------------------------- ------ -----------------------------
A-18      First Floor Reflected Ceiling     E-4    1st Floor Power & Systems
          Plan
--------- --------------------------------- ------ -----------------------------
A-19      Second Floor Reflected Ceiling    E-5    2nd Floor Power & Systems
          Plan
--------- --------------------------------- ------ -----------------------------
A-20      E.I.F.S. Details                  E-6    Systems Plan  - 1st Floor
--------- --------------------------------- ------ -----------------------------
                                            E-7    Systems Plan - 2nd Floor
--------- ----------------------------------------------------------------------
                                            E-8    Panel & Riser Diagrams

9.1.6 The addendum, if any, are as follows:

         Number                             Date                       Pages

       One                              June 9, 2000                     19

       Two                              June 12, 2000                    32

      Three                             June 21, 2000                    17

     Portions of addendum relating to bidding requirements are not part of the Contract Documents unless the bidding requirements also enumerated in this
     Article 9.

AIA DOCIJMENT A101 - OWNER-CONTRACTOR AGREEMENT - TWELFTH EDITION - AIA(C) 1987 THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006

                                                                     A101-1987 7

9.1.7 Other documents, if any, forming part of the Contract Documents are as follows: (LIST HERE ANY ADDITIONAL DOCUMENTS WHICH ARE INTENDED TO FORM PART of thE CONTRACT DOCUMENTS. THE GENERAL CONDITIONS PROVIDE THAT BIDDING REQUIREMENTS SUCH AS ADVERTISEMENT OR INVITATION TO BID, INSTRUCTIONS TO BIDDERS, SAMPLE FORMS AND THE CONTRACTOR'S BID ARE NOT PART OF THE CONTRACT DOCUMENTS UNLESS ENUMERATED IN THIS AGREEMENT. THEY SHOULD BE LISTED HERE ONLY IF INTENDED TO BE PART of THE CONTRACT DOCUMENTS.)

       The following attachment "A" is hereby made a part of the contract documents and this agreement and supercedes any previous directions.

This Agreement is entered into as of the day and year first written above and is executed in at least three original copies of which one is to be delivered to the Contractor, one to the Architect for use in the administration of the Contract, and the remainder co the Owner.

OWNER                                                       CONTRACTOR
(SIGNATURE)                                                 (SIGNATURE)


-----------------------                               --------------------------
Tommy Wessinger, President                                  Ray Brown, Owner

(PRINTED NAME AND TITLE)

         CAUTION: You should sign an original AIA document which has this caution printed in red. An original assures that changes will not be obscured as may occur when documents are reproduced.

                                                I

AIA DOCUMENT A101 - OWNER-CONTRACTOR AGREEMENT - TWELFTH EDITION - AIA(C) 1987 THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006

                                                                     A101-1987 8


                                  ATTACHMENT A
                             PEOPLE'S COMMUNITY BANK
                             A NEW DOWNTOWN FACILITY

I.       Changes To Original Contract Documents

     1 . Sheet A-8 Omit East/West portion of metal roof system. Install TPO Roof System where metal roof system omitted. Slope roof joist to reduce quantity of tapered insulation. (See attached sketch "A") .............................................................................Deduct $4,700

     2.  Sheet A-3 Replace all pre-cast stone base and pre-cast stone lintels with brick color #3 (933 Lt.
          Gray) ...........................................................................................Deduct $23,525

     3.  A-18 Replace prefinished metal soffit system with vinyl soffit at drive thru canopy and main entry soffit ................................................................................Deduct $3,000

     4.  Sheet A-18 & A-19 Replace prefabricated FRP elliptical domes with radius vaulted ceilings of drywall .........................................................................................Deduct $12,545

     5.  Sheet A-9 Change doors #2, #3, #4 and #5 to flush style doors. Interior doors shall be pressed wood type ........................................................................................Deduct $6,350

     6.  Section IK-10 Allowances; Paragraph 1.3.2, Reduce additional millwork allowance from
          "$25,000" to "$5,000 ............................................................................Deduct $21,000

     7. Section 9E-12 Acoustic Tiles: Paragraph 2.1.1 change ceiling tile type from "cirus beaded
         - tegular edge" to "fissured - square lay-in #756." Acoustic tile suspension system; paragraph
         2.1.1, change "suprafine 9/16" exposed tee" to "15/16" standard exposed tee." ...........................................................................................Deduct $13,554

     8. Delete1/4"" Dens Deck and 1/2" Wood Fiberboard and use Polyisocyanurate with a minimum R-
        Value of 20. (with minimum 4" thickness.)...........................................................Deduct $4,500

     9. Section 7C-53 - Flexible Faced Fiberglass Insulation; Change above ceiling, insulation from faced to unfaced ...................................................................................Deduct $2,470

     10. Sheet P-2; Take out (4) box type wall hydrants and associated piping. Install (2) faced mounted wall hydrants and associated piping, at present location on east and west side of building ...............Deduct $946

     11. Sheet P-2 and P-3; Take out all roof drains, emergency roof drains and associated piping. Install (8)
         roof drains and nozzles and associated piping (PVC Drains) where shown on attached sketch "A .......Deduct 6,900

     12. Add 2 roof scuppers where shown on attached sketch "A ..............................................ADD $ 750.00

     13. Voluntary deduct from electrical subcontractor ......................................................Deduct $878

     14. Sheet E- I and E-7; Delete sound masking system complete ..........................................Deduct $5,500

                                                                     PAGE 1 OF 2





    15. Use TIU-LNI wiring lieu of XEHW ....................................................................Deduct $430

    16. Section 16140 Fire Alarm System; Use hard wired alarm system in lieu of addressable system ..........................................................................................Deduct $ 1,500

    17. Delete above ceiling conduit system for fire alarm/tv systems - conduit stub-ups only with pleneum cable ...................................................................................Deduct $1,800

    18. Sheet E-3; Fixtures "A" and "M"; Use standard acrylic lens fixtures in lieu of parabolic (second floor only) .......................................................................................Deduct $784

    19. Sheet E-1; Fixture "P"; Change to contractor grade in lieu of architectural grade
    ........................................................................................................Deduct $260
    20. Sheet E-1; Fixture "X"; Chance to standard exit light . ............................................Deduct $320

    21. Sheet E-1; Fixture "X2"; Change to standard exit light with head combo fixture
         .................................................................................................Deduct $578

             H.       Contract Amount

                      Original Bid                    $1,196,225.00
                      Negotiated Deducts                 110,790.00

                      New Contract Amount             $1,085,435-00

TABLE OF CONTENTS

DIVISION A - BIDDING REQUIREMENTS

Subdivision

         Al          -     Invitation to Bid
         A2          -     Instructions to Bidders
         A3          -     Supplementary Instructions to Bidders
         A4          -     Form of Proposal
         Proposal    -     Proposal Form
         A5          -     Form of Bid Bond

DIVISION B - CONTRACT DOCUMENTS

Subdivision

         B1          -     Form of Agreement
         B2          -     For-ins of Bonds
         B3          -     General Conditions
         B4          -     Supplemental General Conditions
         B5          -     Drawings and Specifications
         B6          -     Special Restrictions

DIVISION I - GENERAL REQUIREMENTS

Subdivision

          1A-10      -     Special Conditions
          1A-12      -     Separate / Multiple Contracts
          1B-10      -     Temporary Facilities and Weather Protection
          1B-10      -     Project Layout
          ID-12      -     Superintendent / Supervision
          1E-10      -     Submittals
          1F-10      -     Alternates
          1G-11      -     Delays & Extensions of Time
          1G-12      -     Contractors Construction Schedule
          1J-10      -     Project Closeout
          IK-10      -     Allowances
          1M-11      -     Cutting, Patching, and Demolition
          1N-10      -     Field Engineering
          1O-10      -     Soil Investigation

DIVISION 2 - SITE WORK

Subdivision

         2A-10       -     General Provisions
         2B-10       -     Demolition

         2C-20       -     Excavating, Trenching and Backfilling for Pipe Lines
         2E-01       -     Sanitary Sewer System
         2E-10       -     Soil Poisoning
         2F-01       -     Concrete Construction
         2G-01       -     Grassinc,
         2G-10       -     Paving and Surfacing
         2H-01       -     Water Distribution System
         2I-01       -     Erosion Control
         2J-01       -     Termite Control
         2K-01       -     Curbs and Gutters, Concrete
         2L-01       -     Bituminous Paving

                                      TOC I

         2M-01             Crusher Run Stone Base Course
         2N-01             Selective Demolition
         2P-01             Portland Cement Concrete Paving
         2P-20             Traffic Stripe Painting

DIVISION 3 - CONCRETE

Subdivision

         03300       -     Cast in Place Concrete
         3B-10       -     Reinforcing Steel
         3B-20       -     Construction and Expansion Joints

         3B-30       -     Concrete Construction and Steel Reinforcement
         3B-40       -     Fibrous Reinforcing
         3D-12       -     Concrete Slabs
         3F-21       -     Cement Grout
         3F-22       -     Non-shrink Grout

DIVISION 4 - MASONRY

Subdivision

         4A- 11            Mortar
         4B-10             Joint Reinforcement
         4C- 12            Brick Masonry
         4C-21             Concrete Block Masonry
         4E-10             Cast Stone Work

DIVISION 5 - METALS

Subdivision

         05120       -     Structural Steel
         05210       -     Open Web Steel Joists
         05310       -     Steel Deck
         5C-22       -     Pre-engineered Light Gage Metal Trusses
         5D-10       -     Lightgage Framing
         5D-22       -     Steel Stair System
         5D-50       -     Lintels
         5E-60       -     Miscellaneous Metals
         5H-10       -     Pipe and Tube Railings

DIVISION 6 - WOOD AND PLASTICS

Subdivision

          6A-10      -     Rough Carpentry
          6E-10      -     Millwork
          6E-20      -     Laminated Plastic Surfaces

          6F-10      -     Fiberglass Reinforced Plastic (FPP)

DIVISION 7 - THERMAL AND MOISTURE PROTEON

Subdivision

         7B-10       -      Vapor Membrane and Waterproof-m
         7B-21       -      Vapor Barrier
         7C-10       -      Foundation and Slab Insulation
         7C-20       -      Cavity Wall Insulation
         7C-41       -      Blanket Insulation

TOC 2

         7C-42             Sound Attenuation Blankets
         7C-50             Roof Insulation
         7F-32             EPDM Roofing System
         7F-60             Metal Roofing
         7F-70             Pre-formed Metal Copings
         7I-20             Roof Hatch
         7I-21             Access Ladder
         7J-12             Caulking and Sealants
         7K-10             Thru Wall Flashing
         7P-10             Fire Stopping

DIVISION 8 - DOORS AND WINDOWS

Subdivision

         8A-11       -     Hollow Steel Door Frames
         8A- 13      -     Hollow Steel Doors
         8B-15       -     Wood Paneled Solid Core Doors
         8F-22       -     Clad Window Units
         8H-20       -     Builders Hardware
         8I-11       -     Glass and Glazing

DIVISION 9 - FINISHES

Subdivision

         9B-11             Gypsum Wallboard
         9B-12             Gypsum Wallboard Suspension System
         9C-11             Ceramic Floor Tile and Base
         9E-12             Acoustical Tile
         9F-11             Acoustical Tile Suspension System
         9H-10       -     Resilient Flooring
         9H-40       -     Resilient Base
         9H-50       -     Stairtreads and Risers
         9M-12-      -     Painting

DIVISION 10 - SPECIALTIES

Subdivision

          1OD-60     -     Interior Signage
          1OK-10     -     Metal Louvers
          1OR-10     -     Toilet Partitions
          1OU-10     -     Toilet and Bath Accessories
          1OW-10     -     Fire Fighting Devices

DIVISION  11 - EQUIPMENT

Subdivision

          11B-10     -      Compact Kitchen
          11P-20     -      Projector Screen

DIVISION 12 - FURNISHINGS

          Not Used

DIVISION 13 - SPECIAL CONSTRUCTION

          Not Used

                                      TOC 3

DIVISION 14 - CONVEYING SYSTEMS

Subdivision

          14A-10     -      Oildraulic Passenger Elevator

DIVISION 15 - MECHANICAL

Subdivision

          15050      -     General Provisions
          15051      -     Codes, Permits & Inspection
          15060      -     Fire Stopping
          15090      -     Mechanical Supporting Devices
          15100      -     Valves
          15250      -     Mechanical Systems Insulation
          15401      -     Domestic Water Systems
          15405      -     Soil, Waste, Vent and Roof Drain System
          15424      -     Water Heaters and Accessories
          15450      -     Plumbing Fixtures and Accessories
          15771      -     Packaged Heat Pumps
          15820      -     Fans
          15840      -     Air Distribution System
          15900      -     HVAC Controls

DIVISION 16 - ELECTRICAL

Subdivision

          16000      -      General
          16010      -      Lighting and Power
          16015      -      Fuses
          16020      -      Raceways
          16030      -      Conductors
          16040      -      Outlets
          16050      -      Wiring Devices & Device Plates
          16060      -      Lighting Fixtures & Lamps
          16070      -      Disconnect Switches
          16090      -      Photo Control & Contractor
          16100      -      Pull Boxes and Junction
          16110      -      Grounding
          16120      -      Equipment Identification
          16130      -      Telephone Conduit & Outlet System
          16140      -      Fire Alarm System
          16160      -      Transient Voltage Surge
          16175      -      Fire Stopping
          16220      -      Construction Reviews Inspection and Testing

                                  END OF TABLE

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